Exhibit 99.2

Lexington Power & Light, LLC

Condensed Balance Sheets

	2014	2013
	(Unaudited)
ASSETS
Current Assets
Cash	$193,098	$53,786
Accounts Receivable	852,550	907,482
Accrued Revenue	636,405	486,320
Inventory	49,598	23,590
Collateral Postings	265,900	77,117
Prepaid Expenses	–	81,427
Total Current Assets	1,997,551	1,629,722
Fixed Assets, Net of Accumulated Depreciation	35,341	2,220
Collateral Deposit	200,000	200,000
TOTAL ASSETS	$2,232,892	$1,831,942
LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities
Accounts Payable and Accrued Expenses	$849,535	$1,224,753
Deferred Supply Payable	704,679	551,037
Notes Payable	977,903	789,347
Notes Payable - Related Parties	152,379	271,397
Taxes Payable	–	43,819
Total Current Liabilities	2,684,496	2,880,353
Long Term Note Payable	200,000	200,000
Total Liabilities	2,884,496	3,080,353
Commitments and Contingencies
Members' Deficit	(651,604)	(1,248,411)
TOTAL LIABILITIES AND MEMBERS' DEFICIT	$2,232,892	$1,831,942

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Lexington Power & Light, LLC

Condensed Statements of Operations

	September 30,
	2014	2013
	(Unaudited)	(Unaudited)
Sales	8,634,731	7,140,120
Cost of Sales	6,548,083	5,887,324
Gross Profit	2,086,648	1,252,796
General and Administrative Expenses	1,249,229	1,286,122
Income (Loss) From Operations	837,419	(33,326)
Other Items
Interest Expense	(290,318)	(196,294)
Other Income (Expenses)	49,706	(2,336)
Net Income (Loss)	596,807	(231,956)

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Lexington Power & Light, LLC

Condensed Statement of Members' Deficit

For the Nine Months Ended September 30, 2014

(Unaudited)

Balance, December 31, 2013	$(1,248,411)

Add: Contributions	–

Less: Distributions	–

Net Income For The Nine Months Ended September 30, 2014	596,807

Balance, September 30, 2014	$(651,604)

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Lexington Power & Light, LLC

Condensed Statement of Cash Flows

	September 30,
	2014	2013
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:

Net Income (Loss)	$596,807	$(231,956)

Adjustments to reconcile net loss to net cash provided (used) by operating activities:

Depreciation and Amortization	1,960	1,111
Changes in Operating Assets and Liabilities:
Accounts Receivable	54,932	(380,594)
Accrued Revenue	(150,085)	(489,411)
Inventory	(26,008)	–
Prepaid Expenses	81,427	(76,753)
Other Current Assets	–	25,492
Deposits and Postings	(188,783)	(76,495)
Accounts Payable and Accrued Expenses	(375,216)	237,391
Deferred Supply Payable	153,641	344,680
Taxes Payable	(43,819)	(15,056)

Total Adjustments	(491,951)	(429,635)

Net cash provided by (used in) operating activities	104,856	(661,591)

Cash Flows from Investing Activities:

Purchase of Property and Equipment	(35,082)	–

Net cash (used in) investing activities	(35,082)	–

Cash Flows from Financing Activities:

Advances (Repayment) of Notes Payable - Related Parties, Net	(119,018)	106,546
Advances (Repayment) of Notes Payable, Net	188,556	568,568

Net cash provided by financing activities	69,538	675,114

Net increase in cash	139,312	13,523

Cash, Beginning of Period	53,786	107,083

Cash, End of Period	$193,098	$120,606

Supplemental disclosures:

Interest and Taxes paid:

Interest Expense	$286,451	$183,456
Income Taxes	$–	$–

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Lexington Power & Light, LLC

Notes to Condensed Financial Statements

As of September 30, 2014 and December 31, 2013 and

For The Nine Months Ended September 30, 2014 and 2013

(1) Basis of Presentation

The accompanying unaudited interim condensed financial statements of Lexington Power & Light, LLC (“LP&L” or the “Company”) have been prepared by management in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”).  Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for annual audited financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results to be expected for the year ending December 31, 2014. The accompanying unaudited interim condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes related thereto for the years ended December 31, 2013 and 2012.

(2) Collateral Postings and Deposit

Collateral postings and Deposit represent collateral balances held by the ISO for electricity and by various pipeline transmission entities for natural gas. Collateral postings held by the ISO as of September 30, 2014 and December 31, 2013 were $227,076 and $38,456, respectively. Natural gas collateral balances as of September 30, 2014 and December 31, 2013 were $38,824 and $38,661, respectively. The $200,000 collateral deposit held by the ISO as of September 30, 2014 and December 31, 2013 will be repaid by the ISO only when the Company ceases selling electricity to its customers and, as such, has been classified as non-current. All collateral balances are financed pursuant to the current Loan Energy Services Agreement (“LESA”) (see Note 3)

(3) Loan Energy Services Agreement

In December 2011, LP&L entered into a three year Loan Energy Services Agreement (“LESA”) with a private lender for a $5,000,000 line-of-credit to finance 90% of POR related Accounts Receivable and Accrued Revenue, 80% of Inventory and 80% of the present value of variable and fixed price contracts. The lender charges 10% per annum on the monthly line utilization and the deferred supply balance, if any, plus 1% per annum as a commitment fee on unused portion of the line. Utilization is defined as the largest balance outstanding on any given day during the month that is the total of all collateral postings and deposits, the mark-to-market exposure and the current supply balance payable. The lender also advanced monies that were used for a customer marketing program in 2013 and charges 15% per annum on the outstanding balance related thereto. Total interest expense charged by the lender for the nine months ended September 30, 2014 and 2013 was $264,561 and $195,921, respectively.

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Lexington Power & Light, LLC

Notes to Condensed Financial Statements

As of September 30, 2014 and December 31, 2013 and

For The Nine Months Ended September 30, 2014 and 2013

Also pursuant to the LESA, the lender charges monthly commodity fees based of the volume of electricity and natural gas purchases at a rate of $2.25 per MWh and $.13 per MMBtu, respectively. The lender also charges 2% of the electric capacity purchased each month. The lender charged total commodity fees of $204,559 and $179,301 for the nine months ended September 30, 2014 and 2013, respectively, which were included in Cost of Sales.

As required by the LESA, all utility payments from customer collections have been assigned by the Company and are deposited into a bank account controlled by the lender. Disbursements from the controlled account are subject to specific priority (“waterfall”) provisions.

On November 11, 2014 the LESA, which was due to expire on December 21, 2014 was extended to February 28, 2015.

(4) Deferred Supply Payable

The deferred supply payable is the amount of invoiced energy supply that is not able to be paid from current cash flow when due, which is deferred and financed pursuant to the LESA (see Note 3). The total interest charged by the lender related to the deferred supply balance for the nine months ended September 30, 2014 and 2013 was $53,626 and $37,840, respectively.

(5) Notes Payable

Note Payable at December 31, 2013 includes a $200,000 note dated December 11, 2013 due to an unrelated party that was personally guaranteed by the members of the Company. Interest was accrued at a rate of 15% per annum for the initial ninety days and 18% per annum for the period thereafter until December 10, 2014, the maturity date, pursuant to the note agreement. This note, plus accrued interest of $30,844, was paid on October 22, 2014, the closing of the Membership Purchase Agreement (see Note 8).

Pursuant to the LESA (see Note 3), Notes Payable includes financed collateral postings and marketing program balances of $279,543 and $498,360, respectively, as of September 30, 2014 and $90,987 and $498,360, respectively, as of December 31, 2013. Interest charged by the lender related to the financed collateral balances for the nine months ended September 30, 2014 and 2013 was included in the utilization charges of $140,085 and $101,099, respectively. Interest expense related to the financed marketing program was $56,688 and $36,095 for the nine months ended September 30, 2014 and 2013, respectively.

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Lexington Power & Light, LLC

Notes to Condensed Financial Statements

As of September 30, 2014 and December 31, 2013 and

For The Nine Months Ended September 30, 2014 and 2013

(6) Notes Payable – Related Parties

Includes a balance of $75,626 at September 30, 2014 and December 31, 2013, which represents monies advanced to the Company by the majority member for working capital. The amount due is unsecured, non-interest bearing and is payable upon demand.

Includes a balance at September 30, 2014 and December 31, 2013 of $76,753 and $195,771, respectively, due to an entity that is owned by the members of the Company. This note is non-interest bearing, unsecured and is payable on demand.

(7) Long Term Note Payable

The Long Term Note Payable is related to the collateral deposit held by the ISO of $200,000 as of September 30, 2014 and December 31, 2013 (see Note 2). Interest charged by the lender related to the financed collateral deposit for the nine months ended September 30, 2014 and 2013 was included in the utilization charges of $140,085 and $101,099, respectively, pursuant to the LESA (see Note 3).

(8) Subsequent Events

On October 22, 2014, the closing of the Membership Purchase Agreement, Premier Holding Corp. (“Premier”) acquired 85% of the membership interests of the Company from its owners for 7,500,000 restricted shares of Premier common stock and $500,000 in Promissory Notes, plus earn out payments based on earnings milestones during the twelve months following October 21, 2014. Premier has a contingent funding obligation of $1,000,000 of which $500,000 will be used as working capital for the Company. In addition, Premier has the option to acquire the remaining 15% membership interests from the owners until December 31, 2018 for $20,000,000 payable 50% in cash and 50% in restricted common stock of Premier. Pursuant to the Membership Purchase Agreement, the Company exercised its right to nominate one board member to Premier’s board of directors.

Also on October 22, 2014, the closing of the Membership Purchase Agreement, the Note Payable due to an unrelated party in the amount of $200,000, plus accrued interest of $30,844 related thereto, was paid in full (see Note 5).

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